UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2024

Carlyle Credit Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	814-01248	81-5320146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Vanderbilt Avenue, Suite 3400 New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 813-4900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☒

Item 7.01 – Regulation FD Disclosure.
On November 29, 2024, the Board of Directors declared an October and November dividend in the amount of $0.32 per share, which is payable on or about December 17, 2024 to common stockholders of record as of November 29, 2024 (the “November Dividend”). These dividends will be paid in cash and may then be reinvested in shares of common stock at the election of the common stockholder pursuant to the Company’s dividend reinvestment plan.

The November Dividend was declared in connection with the Company’s Board of Directors previously approved change in dividend policy from quarterly distributions to monthly distributions. To the extent that the Company has taxable income available, the Company intends to continue to make monthly distributions to its common stockholders.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carlyle Credit Solutions, Inc.

By:	/s/ Joshua Lefkowitz
Name:	Joshua Lefkowitz
Title:	Secretary

Date: December 4, 2024